EXHIBIT 23.1


               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Miller Building Systems, Inc. on Form S-3 of our report dated July 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Miller Building Systems, Inc. and subsidiaries as of June 28, 1997 and June 29, 1996, and for the years ended June 28, 1997, June 29, 1996 and July 1, 1995. We also consent to the reference to our firm under the caption "Experts".



                                   /s/PricewaterhouseCoopers LLP

South Bend, Indiana
August 5, 1998